Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-70268) of GlobalSantaFe Corporation of our reports dated February 16, 2001 relating to the financial statements and the financial statement schedule of Global Marine Inc., which appear in Global Marine Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Houston, Texas
November 20, 2001